Exhibit 10.16

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”), dated as of January 9, 2023, is by and between Knight Therapeutics International S.A., a corporation formed under the laws of Uruguay, and formerly known as Knight Therapeutics (Barbados) Inc. (the “Lender”), and 60 Degrees Pharmaceuticals, Inc., a Delaware corporation and successor by merger of 60°

Pharmaceuticals, LLC, a District of Columbia limited liability company (the “Company”). Lender and the Company are each referred to as a “Party” and together as the “Parties”.

WHEREAS, Lender extended the Company a line of credit up to $7,000,000 pursuant to the terms of that certain Loan Agreement and Engagement, dated December 10, 2015, by and between the Company and Lender (as amended, the “Loan Agreement”);

WHEREAS, on April 24, 2018, Company, in connection with one tranche of funding provided by Lender, issued to Lender a Secured Convertible Debenture with a face value of $3,000,000 (as amended, the “Note”).

WHEREAS, in connection with the Loan Agreement, the Company delivered to Lender a Security Agreement, dated December 10, 2015, pursuant to which the Company granted a security interest in its assets to Lender (the “Security Agreement” and together with the Loan Agreement and the Note, the “Loan Documents”).

WHEREAS, the Company is the process of conducting an initial public offering on Nasdaq of its common stock (“Nasdaq listed”), par value $0.0001 per share (the “Common Stock”) pursuant to an underwritten offering (the “IPO”); and

WHEREAS, as at 31 March 2022, the aggregate principal amount outstanding under the Loan Documents is $10,770,037 (“Principal Amount”), and the accrued interest under the Loan Documents is $8,096,486 (the “Accrued Interest” and together with the Principal Amount, the “Debt”),

WHEREAS, Lender and the Company desire to convert a portion of the Debt into shares of the Common Stock and desire to convert the remaining portion of the Debt into shares of a new class of preferred stock as more fully described in this Agreement, to fully satisfy the Company’s obligations under the Loan Documents, provided that the IPO results in gross proceeds to the Company of at least $7,000,000 (a “Qualified IPO”) and occurs before December 31, 2023. For clarification purposes, if the IPO does not meet the before mentioned results by the end of 2023, the conversion in this document will have no effect, the Company will continue to be obliged by the Loan Documents and the interest calculation shall be resumed under original terms of loan (including default interest) since March 31, 2022.

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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Conversion of the Debt.

(a)       Conversion of the Principal Amount. Subject to the terms and conditions hereof, at the Closing (as defined below), Lender hereby elects to convert the Principal Amount into (i) that number of shares of Common Stock equal to dividing the Principal Amount by an amount equal to the offering price of the Common Stock in the IPO discounted by 15% (the “Conversion Common Shares”), rounding up for fractional shares, in a number of Conversion Shares up to 19.9% of the Company’s outstanding Common Stock after giving effect of the IPO; and (ii) the balance into a convertible promissory note (the “Conversion Note”), in substantially the form attached hereto as Exhibit A.

(b)       Conversion of the Accrued Interest. Subject to the terms and conditions hereof, at the Closing (as defined below), Lender hereby elects to convert the Accrued Interest into that number of shares (the “Conversion Preferred Shares” and, together with the Conversion Common Shares, the “Conversion Shares”) of a new class of preferred stock (the “Preferred Stock”) by dividing the Accrued Interest by [$1.00]. The Preferred Stock shall have the following rights, preferences, and designations: (i) have a 6% [cumulative] dividend accumulated annually on March 31, (ii) shall be non-voting stock; and (iii) be convertible in shares of Common Stock at a price equal to the lower of (1) the price paid for the shares of Common Stock in the IPO and (2) the 10 day volume weighted average share price immediately preceding the Company’s election to convert the Preferred Stock. Notwithstanding the foregoing, the Company shall not convert the Preferred Stock into shares of Common Stock if as a result of such conversion Lender will own 19.9% or more of the Company’s outstanding Common Stock.

(c)       Royalty. In addition to the conversion of the Debt, for a period commencing on January 1, 2022 and ending upon the earlier of 10 years after the Closing or the conversion or redemption in full of the Conversion Preferred Shares, Company shall pay Lender a royalty equal to 3.5% of the Company’s net sales (the “Royalty”), where “Net Sales” has the same meaning as in the Company’s license agreement with the U.S. Army for Tafenoquine. Upon succeeding the Qualified IPO, the Company shall calculate the royalty payable to Knight Therapeutics International S.A. (“Knight”) at the end of each calendar quarter. The Company shall pay to Knight the royalty amounts due with respect to a given calendar quarter within fifteen (15) Business Days after the end of such calendar quarter. Each payment of royalties due to Knight shall be accompanied by a statement specifying the total gross sales, the net sales and the deductions taken to arrive to net sales. For clarification purposes, the first royalty payment will be performed following the above instructions, on the first calendar quarter in which the Qualified IPO took place and will cover the sales of the period from January 1, 2022 until the end of said calendar quarter.

(d)       Effect of Conversion. At the Closing, Lender shall deliver to the Company the Notes for conversion into the Conversion Shares and the Conversion Note, if any. After the conversion of the Debt into the Conversion Shares and the Conversion Note, if any, the Loan Documents shall terminate and be of no further force and effect.

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2.	Closing; Conditions to Closing.

(a)       Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place contemporaneously with the consummation of the Qualified IPO, which Closing shall be held in the offices of the Company or such other place as may be mutually agreeable to the Parties. The date on which the Closing occurs is referred to as the “Closing Date”.

(b)       Conditions to Closing. The Closing shall be subject to the satisfaction or waiver by the Company, on the one hand, and Lender, on the other, of the conditions that, on the Closing Date:

(i)       the consummation of the Qualified IPO;

(ii)      the acceptance by the Secretary of State of the State of Delaware of an Amended and Restated Certificate of Incorporation of the Company creating the Preferred Stock;

(iii)      that all representations and warranties of the Parties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date); and

(iv)       the Parties shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Parties at or prior to the Closing.

(c)       Closing Deliveries. At the Closing,

(i)       the Company shall issue certificates representing the Conversion Shares in the name of Lender, and shall issue and deliver the Conversion Note, if any, to the Lender; and

(ii)       Lender shall deliver to the Company (A) the Note and other documents evidencing the Debt, which shall be marked “Cancelled” by the Company, and (B) such instruments and documents as may be necessary to effect the full and complete release of the security interest pursuant to the Security Agreement.

3.	Representations and Warranties.

(a)       Of the Company. The Company hereby represents and warrants to Lender that:

(i)       The Company is duly organized, validly existing, and good standing under the laws of the State of Delaware with the power to own its assets and to transact business in Delaware, and in such other states where its business is conducted.

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(ii)       The Company has all requisite limited liability company power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Company.

(iii)       The Conversion Shares to be issued upon conversion of the Principal Amount have been duly authorized for issuance by all corporate action and no approval by the Company’s stockholders or any third party, including any government agency, is required for the issuance of the Conversion Shares pursuant to this Agreement. The Conversion Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and nonassessable, and free and clear of all liens and encumbrances.

(b)      Of Lender. Lender hereby represents and warrants to the Company that:

(i)       Lender is duly organized, validly existing, and good standing under the laws of the State of Delaware with the power to own its assets and to transact business in Delaware, and in such other states where its business is conducted.

(ii)       Lender has all requisite limited liability company power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of Lender.

(iii)       Lender is the owner of the Notes and owns such Notes free and clear of all liens, claims and encumbrances.

(iv)       Lender hereby confirms, that the Conversion Shares, the Conversion Note, if any, and the shares of Common Stock into which they convert (the “Conversion Securities”) to be purchased by it are being and will be acquired for investment for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither Lender nor any of its officers, members, managers or representatives with the authority, responsibility or power to make a decision with regard to the purchase or sale of the Conversion Securities or any portion thereof has any present intention of selling, granting any participation in or otherwise distributing the same. Lender is familiar with the phrase “acquired for investment and not with a view to distribution” as it relates to the Securities Act of 1933, as amended (the “Securities Act”) and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the “SEC”). By executing this Agreement, Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Conversion Securities.

(v)       Lender understands that the Conversion Securities will not be at the time of issuance, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is predicated on Lender’ representations and warranties set forth herein.

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(vi)       Lender represents that it is experienced in evaluating and investment in private placement transactions of securities of companies in a similar stage of development as the Company and acknowledges that it can bear the economic risk of its investment and that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Conversion Securities.

(vii)       Lender is an Accredited Investor, as such term is defined in Regulation D promulgated under the Securities Act.

(viii)       Lender understands that the neither the Conversion Securities nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Conversion Securities (or such portion thereof) or an available exemption from registration under the Securities Act, the Conversion Securities and each portion thereof must be held indefinitely.

4.	Miscellaneous.

(a)       Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

(b)       Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both Parties.

(c)       Attorneys’ Fees. In the event any Party hereto fails to perform any of its obligations under this Agreement or the transactions contemplated hereby or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting Party or the Party not prevailing in such dispute, as the case may be, shall pay any and all reasonable costs and expenses incurred by the other Party in enforcing or establishing its rights hereunder, including court costs and reasonable attorneys’ fees.

(d)       Successors and Assigns. This Agreement shall be binding upon each Party hereto and its respective successors and assigns. The Company shall not assign this Agreement without the prior written consent of Lender, in its sole discretion.

(e)       Severability. If any term of provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

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(f)       Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. The Parties acknowledge and agree that this Agreement may be signed and/or transmitted by e-mail or a .pdf document or using electronic signature technology (e.g., via DocuSign, Adobesign, or other electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the Party so signing as a paper copy bearing such Party’s handwritten signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Debt Conversion Agreement as of the date first above written.

LENDER:

KNIGHT THERAPEUTICS INTERNATIONAL S.A.

Arvind Utchanah

By:	/s/ Arvind Utchanah
Name:	Arvind Utchanah
Title:	CFO

COMPANY:

60 DEGREES PHARMACEUTICALS, INC.

By:	[ ]
Name:	Geoffrey S. Dow
Title:	CEO

Signature Page to Debt Conversion Agreement

Exhibit A

Form of Convertible Promissory Note

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS PROMISSORY NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS PROMISSORY NOTE.

60 DEGREES PHARMACEUTICALS, INC.

CONVERTIBLE PROMISSORY NOTE

$[__________________]	Issue Date: [IPO DATE], 2023

FOR VALUE RECEIVED, 60 Degrees Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Knight Therapeutics (Barbados) Inc. or its registered assigns (“Holder”), the principal amount set forth above, together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1.       Repayment. All payments of interest and principal under this Convertible Promissory Note (this “Note”) shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal. The outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable on the second anniversary of the Issue Date (the “Maturity Date”).

2.       Prepayment. The Company may prepay all or any portion of the principal amount or accrued interest of this Note prior to the Maturity Date.

3.       Interest Rate. The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 10.0% per annum or the maximum rate permissible by law, whichever is less. Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

Exhibit A to Debt Conversion Agreement

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4.             Conversion.

(a)       Conversion Upon Maturity. In the event that this Note is not repaid in full prior to the Maturity Date, then the entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall automatically convert in whole without any further action by Holder into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The number of shares of Common Stock into which the amounts due under this Note shall be converted shall be calculated using a conversion price per share of Common Stock equal to the lower of: (i) the price of the Company’s Common Stock in its initial public offering, and (ii) the 10-day weighted average price of the Common Stock traded on the Nasdaq Capital Market or any other national securities exchange on which the shares of Common Stock are then trading, for the 10 trading days ending on the first trading day immediately preceding the Maturity Date (the “Conversion Price”).

(b)       Limitations to Conversion. Notwithstanding the foregoing anything to the contrary contained in this Note, no amounts under this Note shall be converted to the extent (but only to the extent) that, after giving effect to such conversion, the Holder would beneficially own 19.9% (the “Maximum Percentage”) or more of the outstanding Common Stock (calculated on an as-converted basis, fully diluted basis) of the Company. To the extent the above limitation applies, no amounts under this Note shall be converted and the Maturity Date of this Note shall be automatically extended by 12 months. After which time, this Note shall be converted up to the Maximum Percentage.

(c)       No Fractional Shares. If the conversion of this Note would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay Holder a sum in cash equal to the product resulting from multiplying the Conversion Price by such fractional share.

5.            Default. If there shall be any Event of Default (defined below) hereunder, at the option of, and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 5(c), or 5(d)), this Note shall accelerate and all principal and unpaid accrued interest shall become immediately due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)       The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

Exhibit A to Debt Conversion Agreement

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(b)       The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c)       An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

6.       Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

7.       Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

8.       Modification; Waiver. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder.

9.       Assignment. This Note may be transferred by Holder only with the consent of the Company and upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

10.       Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

11.       Voting Rights. The Holder shall have no voting rights as a stockholder with respect to the shares of Common Stock issuable upon conversion of this Note.

12.       Security. The obligation of the Company under this Note are not secured. The Holder shall have rights in this respect pari passu with the Company’s senior most unsecured debt issued after the date hereof.

Exhibit A to Debt Conversion Agreement

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed as of the Issuance Date set out above.

60 DEGREES PHARMACEUTICALS, INC.

By:
Name:	Geoffrey S. Dow
Title:

Exhibit A to Debt Conversion Agreement

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